Exhibit (17)(c)
PROXY CARD                                                            PROXY CARD

                           HARRIS INSIGHT FUNDS TRUST

                   HARRIS INSIGHT HIGH YIELD SELECT BOND FUND

This proxy is solicited by the Board of Trustees of Harris Insight Funds Trust (the "Trust") for use at a special meeting of shareholders of the Harris Insight High Yield Select Bond Fund (the "Fund") called to be held on May 14, 2004 (the "Meeting").

The undersigned hereby appoints Russell Buckley and Brian McDonald, and each of them, attorneys and proxies of the undersigned, each with the power of substitution and resubstitution, to attend, and to vote all shares of the Fund at the above-referenced Meeting of Shareholders and any adjournment or adjournments thereof and to vote all shares of the Fund that the undersigned may be entitled to vote with respect to the following proposals, in accordance with the specifications indicated, if any, and with all the powers that the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such Meeting. The undersigned hereby acknowledges receipt of the notice of Meeting and the Combined Prospectus and Proxy Statement dated April __, 2004.

                                   CONTROL NUMBER: 999 9999 9999 999

                                        NOTE: PLEASE SIGN EXACTLY AS NAME(S)
                                        APPEAR(S) HEREON. CORPORATE OR
                                        PARTNERSHIP PROXIES SHOULD BE SIGNED IN
                                        FULL CORPORATE OR PARTNERSHIP NAME BY AN
                                        AUTHORIZED OFFICER. EACH JOINT OWNER
                                        SHOULD SIGN PERSONALLY. WHEN SIGNING AS
                                        A FIDUCIARY, PLEASE GIVE FULL TILTLE AS
                                        SUCH.

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature of joint owner, if any

                                                                          , 2004
                                        ----------------------------------------
                                        Date                              10009B


       VOTE THIS PROXY CARD TODAY!


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This proxy will be voted as specified below with respect to the action to be taken on the following proposal. In the absence of any specification, this proxy will be voted in favor of the proposal. The Board of Trustees recommends that you vote FOR the proposal set forth below.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: [X]

To approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of Harris Insight High Yield Select Bond Fund to, and the assumption of all of the liabilities of the Harris Insight High Yield Select Bond Fund by, the Harris Insight High Yield Bond Fund in return for shares of the Harris Insight High Yield Bond Fund and the distribution of such shares to the shareholders of the Harris Insight High Yield Select Bond Fund in complete liquidation of the Harris Insight High Yield Select Bond Fund.


                                 FOR [  ]       AGAINST [  ]        ABSTAIN [  ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.